Exhibit 8.1

List of Subsidiaries as of February 11, 2022

Globant España S.A. (sociedad unipersonal)	Spain	100% Globant S.A.
Software Product Creation S.L.	Spain	55.65% Globant España S.A. (sociedad unipersonal)
44.35% Globant S.A.
Hybrido Worldwide S.L.	Spain	100% Software Product Creation S.L.
Walmeric Soluciones S.L.	Spain	80% Software Product Creation S.L.
Bluecap Management Consulting S.L.	Spain	100% Software Product Creation S.L.
Augmented Coding Spain S.A.	Spain	100% Globant S.A.
Globant France S.A.S.	France	100% Globant S.A.
Globant UK Ltd. (f.k.a. Sistemas UK Ltd.)	England & Wales	100% Globant España S.A. (sociedad unipersonal)
Cloudshiftgroup Ltd.	England & Wales	100% Globant UK Ltd.
The Hansen Partnership Ltd.	England & Wales	100% Globant España S.A. (sociedad unipersonal)
Globant Bel LLC	Belarus	99.9998% Globant España S.A. (sociedad unipersonal)
0.0002% Software Product Creation S.L.
Globant IT Romania S.R.L. (f.k.a. Small Footprint S.R.L.)	Romania	100% Globant España S.A. (sociedad unipersonal)
Globant India Pvt. Ltd.	India	99.99% Globant España S.A. (sociedad unipersonal)
0.01% Software Product Creation S.L.
Hansen Techsol Pvt. Ltd.	India	99.99% The Hansen Partnership Ltd.
Software Product Creation S.L. - Dubai Branch (dormant)	Dubai	Branch of Software Product Creation S.L.
Globant Singapore Pte. Ltd.	Singapore	100% Globant España S.A. (sociedad unipersonal)
Globant Germany GmbH	Germany	100% Globant S.A.
Hansen Consulting B.V.	The Netherlands	100% The Hansen Partnership Ltd.
Globant, LLC	USA	100% Globant España S.A. (sociedad unipersonal)
Globant IT Services Corp.	USA	100% Globant, LLC
Grupo Assa Corp.	USA	100% Globant España S.A. (sociedad unipersonal)
Augmented Coding US, LLC	USA	100% Augmented Coding Spain S.A.
Navint Partners, LLC	USA	100% Globant, LLC
Globant Canada Corp.	Canada	100% Globant España S.A. (sociedad unipersonal)
IAFH Globant IT México S. de R.L. de C.V. (f.k.a. Global Systems Outsourcing S. de R. L. de C.V.)	Mexico	99.9977% Globant España S.A. (sociedad unipersonal)
00.0023% IAFH Global S.A.
GASA México Consultoría y Servicios S.A de C.V.	Mexico	99.80% Globant España S.A.
0.20% IAFH Global S.A.
Grupo Assa México Soluciones Informáticas S.A. de C.V.	Mexico	99.996% Globant España S.A. (sociedad unipersonal)
0.00045% IAFH Global S.A.
Sistemas Colombia S.A.S.	Colombia	99.99997% Globant España S.A. (sociedad unipersonal)
00.00003% Software Product Creation S.L.
Avanxo Colombia	Colombia	Branch of Globant España S.A. (sociedad unipersonal)

Globant Colombia S.A.S.	Colombia	99,99% Globant España S.A. (sociedad unipersonal)
0.01% Software Product Creation S.L.
Globant Peru S.A.C.	Peru	96.81% Globant España S.A. (sociedad unipersonal)
3.19% Software Product Creation S.L.
Sistemas Globales Costa Rica Limitada	Costa Rica	90% Globant España S.A. (sociedad unipersonal)
10% Software Product Creation S.L.
Globant-Ecuador S.A.S.	Ecuador	100% Globant España S.A. (sociedad unipersonal)
Sistemas Globales Chile Asesorías Ltda.	Chile	95.183411% Globant España S.A. (sociedad unipersonal)
4.816589% Software Product Creation S.L.
Globant Brasil Consultoria Ltda.	Brazil	100% Globant España S.A. (sociedad unipersonal)
CTN Consultoria, Tecnologia e Negocios Ltda.	Brazil	100% Globant España S.A. (sociedad unipersonal)
IBS Integrated Business Solutions Consultoria Ltda.	Brazil	100% Globant España S.A. (sociedad unipersonal)
Global Digital Business Solutions em Tecnologia Ltda.	Brazil	99% IBS Integrated Business Solutions Consultoria Ltda.
1% CTN Consultoria, Tecnologia e Negocios Ltda.
Sistemas Globales Uruguay S.A.	Uruguay	100% Globant España S.A. (sociedad unipersonal)
Difier S.A.	Uruguay	100% Globant España S.A. (sociedad unipersonal)
IAFH Global S.A.	Argentina	89.95% Globant España S.A. (sociedad unipersonal)
10.05% Software Product Creation S.L.
Sistemas Globales S.A.	Argentina	90.07% Globant España S.A. (sociedad unipersonal)
9.93% Software Product Creation S.L.
Globers S.A.	Argentina	95.00% IAFH Global S.A.
05.00% Sistemas Globales S.A.
Dynaflows S.A.	Argentina	94.99% Sistemas Globales S.A.
5.01% Globant España S.A. (sociedad unipersonal)
Globant Ventures S.A.S.	Argentina	100% Sistemas Globales S.A.
Avanxo S.A.	Argentina	99.97% Globant España S.A. (sociedad unipersonal)
00.03% Software Product Creation S.L.
BSF S.A.	Argentina	99.99% Globant España S.A. (sociedad unipersonal)
00.01% Software Product Creation S.L.
Xappia S.R.L.	Argentina	95% Globant España S.A (sociedad unipersonal)
5% Software Product Creation S.L.
Banking Solutions S.A.	Argentina	94.48% Globant España S.A. (sociedad unipersonal)
5.52% Software Product Creation S.L.
Decision Support S.A.	Argentina	98.79% Globant España S.A. (sociedad unipersonal)
1.21% Software Product Creation S.L.
Atix Labs S.R.L.	Argentina	95% Globant España S.A (sociedad unipersonal)
5% Software Product Creation S.L.